Exhibit 10.1

FORM OF SPANSION INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the Spansion Inc. 2005 Employee Stock Purchase Plan (the “Plan”). The “Effective Date” of the Plan is                     , 2005, the date it was approved by the Board; provided, however, that the effectiveness of the Plan is subject to the approval of the Plan by the shareholders of the Corporation within twelve months after the Effective Date. As used herein, the term “Corporation” refers to Spansion Inc., a Delaware corporation.

1. Purpose of Plan; Sub-Plans.

(a) The purpose of the Plan is to foster continued cordial employee relations by providing Employees of the Corporation and Participating Companies with an opportunity to purchase Common Stock of the Corporation through options to acquire the stock on favorable terms and to elect to exercise such options through payroll deductions.

(b) The Plan consists of a 423 Sub-Plan and may consist of one or more other Sub-Plans. The 423 Sub-Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Committee may establish one or more other Sub-Plans designed to grant Employees of certain Participating Companies options to purchase Common Stock that are not intended to satisfy the requirements of Section 423 of the Code. Offerings under any such other Sub-Plans may be made to achieve desired tax or other objectives in particular locations outside of the United States. The terms of each Sub-Plan (other than the 423 Sub-Plan) may take precedence over other provisions in this Plan document; provided, however, that the share limit set forth in Paragraph 12(a) of the Plan (as such limit may be adjusted pursuant to Paragraph 17 of the Plan) shall apply to the aggregate number of shares that may be issued under the Plan, including the 423 Sub-Plan and all Sub-Plans, and that the amendment and termination provisions of Paragraphs 19 and 20 may not be superseded by any Sub-Plan. Unless otherwise superseded by the provisions of a Sub-Plan, the provisions of this Plan document shall govern the operation of such Sub-Plan, and any reference herein to the “Plan” shall be construed to apply to such Sub-Plan. In all cases, the provisions of this Plan shall apply to the 423 Sub-Plan and may not be superseded by any sub-plan.

(c) All Employees who participate in the 423 Sub-Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a Sub-Plan need not have the same rights and privileges as other Employees participating in the 423 Sub-Plan or any other Sub-Plan.

2. Definitions.

(a) “423 Sub-Plan” means the sub-plan under the Plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

(b) “Affiliate” means an entity, other than a Subsidiary, in which the Corporation has an equity interest or significant business relationship.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Business Day” means a day on which the Common Stock is publicly traded on the principal exchange or market in the United States on or in which the Common Stock is listed or admitted to trade.

(e) “Commission” means the Untied States Securities and Exchange Commission.

(f) “Committee” means the committee designated by the Board pursuant to Paragraph 13(a) below to administer this Plan. In the absence of such a designation or in the event the Board assumes the administration of the Plan, references to the “Committee” shall be deemed to be references to the Board.

(g) “Common Stock” means the Class A common stock of the Corporation, par value $0.001 per share.

(h) “Compensation” means salaries, 50% of non-executive sales incentives, shift differential and lead pay. Bonuses, overtime, special awards, 100% of executive sales incentives, 50% of non-executive sales incentives, cash profit sharing, income attributable to the exercise of a stock option and reimbursements and allowances are not considered to be Compensation for Plan purposes.

(i) “Employee” means any person, including an officer, employed by a Participating Company.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Offering Period” shall have meaning assigned by Paragraph 4.

(l) “Option Grant Date” means the first Business Day of each Offering Period of the Plan.

(m) “Parent” means any corporation during any period in which it is a “parent corporation” as that term is defined in Code Section 424(e) with respect to the Corporation.

(n) “Participant” means an Employee who has elected to participate in the Plan and has filed a valid and effective subscription agreement to make contributions pursuant to Paragraph 5.

(o) “Participating Company” means the Corporation and, to the extent designated as a “Participating Company” by the Committee, any Subsidiary or Affiliate.

(p) “Purchase Date” means the last Business Day of each Offering Period of the Plan.

(q) “Purchase Price” means the per share purchase price of an option for an Offering Period as determined in accordance with Paragraph 7(c).

(r) “Sub-Plan” means a sub-plan established under the Plan (other than the 423 Sub-Plan) for the benefit of Employees of certain Participating Companies as described in Paragraph 1(b).

(s) “Subsidiary” means any corporation during any period in which it is a “subsidiary corporation” as that term is defined in Code Section 424(f) with respect to the Corporation.

3. Eligibility. Subject to Paragraph 10(c) below, any Employee who is employed on the first day of an Offering Period by a Participating Company in that Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Paragraph 5. The Committee may from time to time designate those Subsidiaries and Affiliates (including any entity which is not currently but may at the relevant time be a Subsidiary or Affiliate) as a Participating Company in an Offering Period. Employees of Affiliates that do not qualify as Subsidiaries may participate only in any Sub-Plan that has specifically been adopted by the Committee with respect to such Employees and are not eligible to participate in the 423 Sub-Plan. Employees of the Corporation may participate only in the 423 Sub-Plan and not any Sub-Plan. Employees of any particular Subsidiary may participate in the 423 Sub-Plan or a Sub-Plan if so determined by the Committee but may not during an Offering Period participate in (i) more than one Sub-Plan, or (ii) the 423 Sub-Plan and a Sub-Plan.

4. Offering Period.

(a) Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period shall be a period of three calendar months commencing on the first Business Day on or after each February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month in such period. The Committee may specify a shorter or longer Offering Period, but no Offering Period shall exceed 27 months. No Offering Period may commence (i) before the Effective Date, and (ii) as to any Offering Period other than the first Offering Period, on or before the last day of the immediately preceding Offering Period.

(b) Notwithstanding the foregoing clause (i) of Paragraph 4(a), the Committee may, in its discretion, determine that the first Offering Period for the 423 Sub-Plan shall commence upon the effective date of the initial public offering of the Common Stock. In such event, all eligible Employees shall automatically be deemed to be Participants in such Offering Period and to have elected to make the maximum contributions permitted under the Plan for such Offering Period. At the end of the Offering Period, each Participant shall have the opportunity to pay (by check made payable to the Corporation) all or any portion of the amount of such Participant’s deemed accumulated contributions for the Offering Period for the purchase of shares of Common Stock at the Purchase Price for that Offering Period. A Participant who pays less than the entire amount of the deemed accumulated contributions shall be deemed to have elected to reduce his or her contributions during the Offering Period to the amount actually paid by the Participant to purchase shares, and a Participant who does not make any payment shall be deemed to have elected to withdraw from the Offering Period at the beginning of the Offering Period. Notwithstanding the foregoing, a Participant may elect during the Offering Period to commence payroll deductions with respect to such Offering Period by completing a subscription agreement in accordance with Paragraph 5 hereof. The Committee may establish other rules for any such Offering Period and, in any case, the provisions of this Section 4(b) are subject to compliance with the requirements of Section 423 of the Code and applicable securities laws.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Committee on the form provided by the Corporation and filing it with the designated Corporation office not later than the day before the Option Grant Date of the Offering Period such election is to take effect (or such earlier deadline as may be determined by the Committee for that Offering Period); provided that Participants who go on a leave of absence are subject to the special rules set forth in Paragraph 10(c) hereof. An Employee who becomes eligible to participate in the Plan on or after an Option Grant Date may not participate until the next Offering Period.

(b) Payroll deductions for a Participant for any Offering Period shall commence with the first payday occurring on or after the Option Grant Date for that Offering Period and shall end with the last payday that occurs in such Offering Period, unless sooner terminated by the Participant as provided in Paragraph 10, or by the Corporation.

6. Payroll Deductions/Contributions.

(a) At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period and the amount of such deductions; provided, however, that the Committee shall determine for each Offering Period whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a maximum and/or minimum percentage or amount for such payroll deductions. The Committee may from time to time change any of the requirements for payroll deductions established pursuant to the preceding sentence, effective with any Offering Period commencing after the date of such change. The Committee may also provide that a Participant’s subscription agreement, and his or her participation election and payroll withholding consent thereon, shall remain valid for all Offering Periods commencing with the Offering Period with respect to which such election is made and continuing until (i) the Participant’s participation in the Plan terminates pursuant to the terms hereof, (ii) the Participant files a new subscription agreement that becomes effective, or (iii) the Committee requires that a new subscription agreement be executed and filed with the Corporation.

(b) The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, a bookkeeping account in the name of each Participant. The amount of a Participant’s Compensation elected by the Participant to be deducted and contributed to the Plan during an Offering Period shall be credited to the Participant’s account as of the date on which such amount would have otherwise been paid to the Participant. A Participant may not make any additional payments to his or her account. A Participant’s account shall be reduced by any amounts used to purchase shares under the Plan and by any other amounts distributed pursuant to the terms hereof. All payroll deductions authorized by a Participant shall be credited to his account under the Plan.

(c) A Participant may withdraw from his participation in the Plan as provided in Paragraph 10. A Participant may decrease or increase the rate of his payroll deductions by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective with the first Offering Period that commences after the Corporation’s receipt of the new authorization. The Committee may set earlier deadlines for making any such change with respect to an Offering Period. Unless otherwise provided by the Committee, a Participant may not change the rate of his payroll deductions as to an Offering Period that is then in effect (other than a withdrawal from participation as provided in Paragraph 10).

7. Grant of Option

(a) On the Option Grant Date of each Offering Period, each Participant during such Offering Period shall be granted an option to purchase on the next succeeding Purchase Date the number of shares of Common Stock determined by dividing the Participant’s payroll deductions accumulated in such Offering Period on or before such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price as set forth in Paragraph 7(c) below; provided, however, that such purchase shall be subject to the limitations set forth in Paragraphs 6(a) and 12(a) hereof and the following additional limits:

(i)	The number of shares which may be purchased by a Participant for the first Offering Period that ends in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of Common Stock on the first day of such Offering Period.

(ii)	The number of shares which may be purchased by a Participant for any subsequent Offering Period which ends in the same calendar year (as referred to in subsection (i) above) shall not exceed the number of shares determined by performing the calculation below:

Step One: The number of shares purchased by the Participant with respect to any previous Offering Period that ended in the same calendar year shall be multiplied by the fair market value of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

Step Two: The amount determined in Step One (or the sum of such amounts if there has been more than one such previous Offering Period) shall be subtracted from $25,000.

Step Three: The amount determined in Step Two shall be divided by the fair market value of a share of Common Stock on the first day of such subsequent Offering Period (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of shares which may be purchased by the Participant for such subsequent Offering Period.

The provisions of this Paragraph 7(a) shall be construed and interpreted to satisfy Section 423(b)(8) of the Code. Notwithstanding any provisions of the Plan to the contrary, no person who is otherwise an Employee participating in the 423 Sub-Plan shall be granted an option or other right to purchase shares under the Plan to the extent that such option causes such individual to have rights to purchase stock under the Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time, as such requirement is set forth in Section 423(b)(8) of the Code.

(b) Notwithstanding any provisions of the Plan to the contrary, no person who is otherwise an Employee participating in the 423 Sub-Plan shall be granted an option or other right to purchase shares under the Plan to the extent that, after the exercise of such option or such right, such person would own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary or Parent of the Corporation (including stock which the Participant may purchase under outstanding options and stock, the ownership of which is attributed to the Participant under Section 424(d) of the Code).

(c) The Committee shall establish the method for determining the Purchase Price per share of the shares subject to an option for an Offering Period prior to the start of that Offering Period in accordance with this Paragraph 7(c). The Committee may provide prior to the start of an Offering Period that the Purchase Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (i) the fair market value of a share of Common Stock on the Option Grant Date of that Offering Period, or (ii) the fair market value of a share of Common Stock on the Purchase Date of that Offering Period, or (iii) the lesser of the fair market value of a share of Common Stock on the Option Grant Date of that Offering Period or the fair market value of a share of Common Stock on the Purchase Date of that Offering Period. For purposes of the Plan, the “fair market value” of the Common Stock on each such date shall be the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for such date, or if no sale is made on such date, the corresponding last price on the first preceding date on which sales of the Common Stock were reported by the NASD, or if the Common Stock is not so listed or actively traded on the National Market on such date, the value of a share of Common Stock as reasonably determined by the Committee for such purpose. Notwithstanding anything to the contrary in the preceding provisions of this Paragraph 7(c), in no event shall the Purchase Price per share be less than the par value of a share of Common Stock.

(d) Any excess contributions remaining in the Participant’s account after the purchase of the shares on the Purchase Date will be returned to the Participant, but if the Committee provides pursuant to Paragraph 8 that only whole shares may be purchased during an Offering Period and if the Participant continues to be an Employee, so elects and is so permitted by the Committee, any amount not sufficient to purchase a whole share during such Offering Period may be rolled over and used to purchase shares in the next succeeding Offering Period.

(e) The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her option granted under the Plan with respect to any one Offering Period is 2500, subject to adjustments pursuant to Paragraph 19 (the “Individual Limit”); provided, however, that the Committee may from time to time amend such Individual Limit, with any such amendment to take effect no earlier than the first Offering Period commencing after the adoption of such amendment.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Paragraph 10, his option for the purchase of shares will be exercised automatically for the number of shares which the accumulated payroll deductions in his account could purchase at the applicable Purchase Price on the Purchase Date. The number of shares purchased shall include fractional share interests unless the Committee provides that only whole shares may be purchased. During his lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him. An option granted with respect to a particular Offering Period shall terminate when so exercised or when the recipient of such option earlier withdraws from the Plan pursuant to Paragraph 10.

9. Delivery. As promptly as practicable after the Purchase Date of each Offering Period, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Paragraph 22, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Plan account that would have otherwise been used for the purchase of such shares.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the funds credited to his account under the Plan during an Offering Period by giving written notice to the Corporation on a form provided for such purpose, provided that such notice is received by the Corporation before the last day of such Offering Period (or such earlier deadline as the Committee may establish). All of the Participant’s funds remaining credited to his account at the time of such withdrawal will be paid to him promptly after receipt of his notice of withdrawal, his option for that Offering Period will be automatically cancelled, and he will not be permitted to make any further payroll deductions for the purchase of shares with respect to that Offering Period.

(b) Upon termination of the Participant’s employment for any reason, including retirement, permanent disability or death, the funds credited to his account will be returned to him or, in the case of his death, to his estate, and his option for the Offering Period in which the termination occurs will be automatically cancelled. For purposes of the Plan, if a Participating Company ceases to be a Subsidiary (or, if applicable in the case of a Sub-Plan, an Affiliate), each person employed by that Subsidiary (or Affiliate) will be deemed to have terminated employment at the time the Participating Company ceases to be a Subsidiary (or Affiliate), unless such person continues as an Employee in respect of another Company entity.

(c) A Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence; provided, that if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond three (3) months, such Participant shall be deemed to have terminated employment for purposes of the Plan on the next day following the expiration of such three-month period. The payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon the Participant’s return to work unless changed by such Participant; provided, however, that if the Participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than three (3) months, the Participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such Participant has returned to work from the unpaid leave of absence.

(d) A Participant’s withdrawal from an Offering Period will not have any effect upon his eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Corporation.

11. No Interest. No interest shall be paid to a Participant or shall accrue on any funds credited to his account under the Plan (in respect of account balances, refunds of account balances, or otherwise). Each such account is merely a bookkeeping entry in the Corporation’s records (or the records of a third party administrator) used to determine the number of shares that the Participant may acquire under this Plan in the applicable Offering Period.

12. Stock.

(a) The maximum number of shares of the Corporation’s Common Stock which may be sold pursuant to options exercised under the Plan (including all Sub-Plans adopted hereunder) shall be Two Million Two Hundred Fifty Thousand (2,250,000) shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 19. The shares to be sold to Participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant based on the Participants’ account balances as of such date.

(b) The Participant will have no interest or voting rights in respect of any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such delivery.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in street name in the Participant’s account at the Corporation’s approved brokerage firm.

13. Administration.

(a) The Plan shall be administered by the Board or a Committee appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee.

(b) Subject to the express provisions of the Plan, the Committee shall supervise and administer the Plan and shall have the full authority and discretion to (i) construe and interpret the provisions of the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the administration of the Plan, (iii) make all other determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan or the effectuation of its purposes, (iv) establish Sub-Plans, (v) designate from time to time the Subsidiaries whose employees may be eligible to participate in the 423 Sub-Plan or a Sub-Plan, and (vi) designate from time to time the Affiliates whose employees may be eligible to participate in a Sub-Plan. The administration, interpretation or application of the Plan by the Committee shall be final, conclusive and binding upon all Participants. Members of the Board or the Committee who are eligible Employees are permitted to participate in the Plan.

(c) The Committee may adopt rules or procedures relating to the operation and administration of Sub-Plans to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may adopt such rules, guidelines and forms as the applicable laws allow to accomplish the transfer of secondary Class 1 National Insurance Contributions (“NIC”) in the United Kingdom (“UK”) from the employer to the Participants in the UK and to make such transfer of NIC liability a condition to the exercise of options in the UK.

(d) Neither the Board nor the Committee, nor any member thereof, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection the Plan or any option granted under the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage that may be in effect from time to time.

(e) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Committee may request advice or assistance or employ such other persons as it determines is necessary or appropriate for the administration of the Plan.

14. Transferability. Neither funds credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant and options granted hereunder are exercisable, during the Participant’s lifetime, only by the Participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with Paragraph 10.

15. Use of Funds. All funds received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such funds unless segregation of accounts is required by local law.

16. Statements. Statements of account will be given to Participants promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions accumulated in the Participant’s account, the per share purchase price, the number of shares purchased and any excess contributions for the Offering Period ending as of such Purchase Date.

17. Changes in Capitalization. In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or any similar unusual or extraordinary corporate transaction in respect of the Common Stock, or a sale of substantially all of the assets of the Corporation as an entirety, the number of shares then subject to outstanding options and the number of authorized shares remaining available to be sold under the Plan shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Committee.

18. Possible Early Termination of Plan and Options. Upon a dissolution of the Corporation, or any other event described in Paragraph 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding option granted with respect to that Offering Period, shall terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, assumption, exchange or other settlement of the Plan and such options. In the event a Participant’s option is terminated pursuant to this Paragraph 18 without a provision having been made by the Committee for a substitution, assumption, exchange or other settlement of such option, such Participant’s account shall be paid to him or her in cash without interest.

19. Amendment. The Board may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any Participant without such Participant’s consent. Shareholder approval for any amendment shall not be required, except to the extent that the Board determines that such approval is required by the rules of the Commission, the Code or the stock exchange(s) on which the Corporation’s shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

20. Termination. The Board may at any time terminate the Plan. Except as provided in Paragraph 18, no such termination will affect options previously granted. Unless sooner terminated by the Board pursuant to Paragraph 18 or this Paragraph 20, the Plan shall terminate as of the Purchase Date on or immediately following the tenth anniversary of the Effective Date.

21. Notices. All notices or other communications by a Participant to the Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

22. Government and Other Regulations. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Corporation’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring shareholder approval shall take effect only subject to such approval.

23. Applicable Law. The interpretation, performance and enforcement of the Plan shall be governed by the laws of the State of Delaware.

24. Plan Construction.

(a) Section 16. It is the intent of the Corporation that transactions involving options under the Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under the Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of options or other events with respect to the plan.

(b) Section 423. The Plan and options granted under the Plan (other than pursuant to a Sub-Plan) are intended to qualify under Section 423 of the Code.

(c) Interpretation. If any provision of the Plan or of any option granted under the Plan would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of the Plan as to such persons in the circumstances.

25. Employees’ Rights.

(a) No Employment Rights. Nothing in the Plan (or in any other document related to the Plan) will confer upon any Employee or Participant any right to continue in the employ or other service of a Participating Company, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee at will, nor shall interfere in any way with the right of a Participating Company to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Paragraph 25(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract.

(b) No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any other Participating Company by reason of any option hereunder. Neither the provisions of the Plan (or of any other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between any Participating Company and any Participant, Participant’s beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c) No Representation as to Qualified Status of 423 Sub-Plan. Notwithstanding any other provision contained herein, neither the Corporation nor any Subsidiary makes any representation to any person in adopting the Plan or becoming a Participating Company under the 423 Sub-Plan that such 423 Sub-Plan is qualified as an “employee stock purchase plan” under Section 423 of the Code or that options granted under the 423 Sub-Plan shall be subject to any particular tax treatment.

26. Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

27. Captions and Headings. Captions and headings are given to the paragraphs of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

28. No Effect on Other Plans or Corporate Authority. The adoption of the Plan shall not affect any other Participating Company compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or

Committee (1) to establish any other forms of incentives or compensation for employees of any Participating Company (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose, to the extent consistent with any other plan or authority. Benefits received by a Participant under an option granted pursuant to the Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by a Participating Company, except where the Committee (or the Board of Directors of the Participating Company that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

29.	Tax Withholding.

(a) Notwithstanding anything else contained in the Plan to the contrary, the Corporation may deduct from a Participant’s account balance as of a Purchase Date, before the exercise of the Participant’s option is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any other Participating Company may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such option (subject to the other limits set forth in the Plan) shall be purchased at the purchase price with the balance of the Participant’s account (after reduction for the tax withholding amount).

(b) Should the Corporation for any reason be unable, or elect not to, satisfy its or any other Participating Company’s tax withholding obligations in the manner described in Paragraph 29(a) with respect to a Participant’s exercise of an option granted under the Plan, or should any Participating Company reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Participating Company shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Participating Company reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Participating Company reasonably determines that it or any affiliate is required to withhold with respect to such event.

30. Notice of Sale. Any person who has acquired shares under the Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Option Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Purchase Date of the Offering Period with respect to which such shares were acquired.